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                                                                    EXHIBIT 10.4


                          FIRST FEDERAL LINCOLN BANK
                                   TWO-YEAR
                             EMPLOYMENT AGREEMENT


     This AGREEMENT ("Agreement") is made effective as of ____________, 1998 by and among First Federal Lincoln Bank (the "Bank"), a federally-chartered savings institution, with its principal administrative office at 13th and N Streets, Lincoln, Nebraska 68508, First Lincoln Bancshares Inc., a corporation organized under the laws of the State of Delaware, the holding company for the Bank (the "Holding Company"), and Eugene B. Witkowicz (the "Executive").

     WHEREAS, the Bank wishes to assure itself of the services of the Executive for the period provided in this Agreement; and

     WHEREAS, the Executive is willing to serve in the employ of the Bank on a full-time basis for said period.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, and upon the other terms and conditions hereinafter provided, the parties hereby agree as follows:

1.   POSITION AND RESPONSIBILITIES.

     During the period of his employment hereunder, the Executive agrees to serve as Executive Vice President, Treasurer, Chief Financial Officer and Director of Finance of the Bank. The Executive shall render administrative and management services to the Bank such as are customarily performed by persons situated in a similar executive capacity. During said period, the Executive also agrees to serve, if elected, as an officer and director of the Holding Company or any subsidiary of the Bank. The Executive's principal place of employment shall be 13/th/ and N Streets, Lincoln, Nebraska 68508.

2.   TERMS AND DUTIES.

     (a) The period of the Executive's employment under this Agreement shall commence as of the date first above written and shall continue for a period of twenty-four (24) full calendar months thereafter. Commencing on the first anniversary date of this Agreement, and continuing on each anniversary thereafter, the board of directors of the Bank ("Board") may extend the Agreement an additional year such that the remaining term of the Agreement shall be two (2) years unless the Executive elects not to extend the term of this Agreement by giving written notice in accordance with Section 8 of this Agreement. The Board will review the Agreement and the Executive's performance annually for purposes of determining whether to extend the Agreement and the rationale and results thereof shall be included in the minutes of the Board's meeting. The Board shall give notice to the Executive as soon as possible after such review as to whether the Agreement is to be extended.
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     (b) During the period of the Executive's employment hereunder, except for periods of absence occasioned by illness, vacation periods, and leaves of absence, the Executive shall devote substantially all his business time, attention, skill, and efforts to the faithful performance of his duties hereunder including activities and services related to the organization, operation and management of the Bank and participation in community and civic organizations; provided, however, that, with the approval of the Board, as evidenced by a resolution of such Board, from time to time, the Executive may serve, or continue to serve, on the boards of directors of, and hold any other offices or positions in, companies or organizations, which, in such Board's judgment, will not present any conflict of interest with the Bank, or materially affect the performance of the Executive's duties pursuant to this Agreement.

     (c) Notwithstanding anything herein to the contrary, the Executive's employment with the Bank may be terminated by the Bank or the Executive during the term of this Agreement, subject to the terms and conditions of this Agreement.

3.   COMPENSATION AND REIMBURSEMENT.

     (a) The Bank shall pay the Executive as compensation a salary of $125,000 per year ("Base Salary") in accordance with the Bank's payroll practices. Base Salary shall include any amounts of compensation deferred by the Executive under any qualified or unqualified plan maintained by the Bank. During the period of this Agreement, the Executive's Base Salary shall be reviewed by the Board at least annually; the first such review will be made no later than one year from the date of this Agreement. The Board may increase the Executive's Base Salary at any time during the term of this Agreement and the resulting annual salary attributable to such increase shall become the "Base Salary" for purposes of this Agreement from the date of such increase. In addition to the Base Salary provided in this Section 3(a), the Bank shall also provide the Executive, at no premium cost to the Executive, with all such other benefits as are provided uniformly to permanent full-time employees of the Bank.

     (b) Discretionary Bonuses. The Executive shall be entitled to participate in an equitable manner with all other executive officers of the Bank in discretionary bonuses as authorized and declared by the Board to executive employees. No other compensation provided for in this Agreement shall be deemed a substitute for the Executive's right to participate in such bonuses when and as declared by the Board.

     (c) The Executive shall be entitled to participate in any employee benefit plans, arrangements and perquisites substantially equivalent to those in which the Executive was participating or with respect to which the Executive was deriving a benefit immediately prior to the beginning of the term of this Agreement, and the Bank will not, without the Executive's prior written consent, make any changes in such plans, arrangements or perquisites which would materially adversely affect the Executive's rights or benefits thereunder, except to the extent such changes are made applicable to all Bank employees on a non-discriminatory basis. Without limiting the generality of the foregoing provisions of this Subsection (c), during the term of this Agreement the Executive shall be entitled to participate in and receive benefits under all plans relating to stock

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options, restricted stock awards, stock purchases, pension, thrift, profit-
sharing, employee stock ownership, supplemental retirement, group life insurance, medical and other health and welfare benefit coverage, education, cash or stock bonuses, and other retirement or employee benefits or combinations thereof, that are now or hereafter maintained for the benefit of the Bank's executive employees or for its employees generally. Further, with respect to any plan regarding stock options, restricted stock awards, and stock purchases, the Executive shall be entitled to receive benefits in an equitable manner with all other executive officers taking into consideration the Executive's positions with the Bank, the Iowa Bank and the Holding Company. Nothing paid to the Executive under any such plan or arrangement will be deemed to be in lieu of other compensation to which the Executive is entitled under this Agreement.

     (d) The Bank shall pay or reimburse the Executive for all reasonable travel and other expenses incurred in the performance of the Executive's obligations under this Agreement.

4.   PAYMENTS TO THE EXECUTIVE UPON AN EVENT OF TERMINATION.

     (a) The provisions of this Section shall apply upon the occurrence of an "Event of Termination" (as hereinafter defined) during the term of this Agreement. As used in this Agreement, an "Event of Termination" shall mean and include any one or more of the following: (i) the termination by the Bank of the Executive's full-time employment hereunder for any reason other than a termination governed by Section 5(a) hereof, or Termination for Cause, as defined in Section 7 hereof; (ii) the Executive's resignation from the Bank's employ upon any (A) failure to elect or reelect or to appoint or reappoint the Executive to the positions set forth in Section 1 , unless consented to by the Executive, (B) material change in the Executive's functions, authorities, duties, or responsibilities, which change would cause the Executive's position to become one of lesser responsibility, importance, or scope than the position described in Section 1 unless consented to by the Executive, (C) relocation of the Executive's principal place of employment by more than 25 miles from its location at the effective date of this Agreement, unless consented to by the Executive, (D) material reduction in the benefits and perquisites to the Executive from those being provided as of the effective date of this Agreement, unless consented to by the Executive, or (E) liquidation or dissolution of the Bank or Holding Company, or (F) breach of this Agreement by the Bank. Upon the occurrence of any Event of Termination, the Executive shall have the right to elect to terminate his employment under this Agreement by resignation upon not less than thirty (30) days prior written notice given within six full months after the Event of Termination.

     (b) Upon the occurrence of an Event of Termination, on the "Date of Termination", as defined in Section 8, the Bank shall be obligated to pay or provide to the Executive, or, in the event of his death subsequent to the Event of Termination, his beneficiary or beneficiaries, or his estate, as the case may be, an amount equal to the sum of: (i) the Base Salary and bonuses in accordance with Sections 3(a) and 3(b), respectively, that the Executive would have earned if he had continued his employment with the Bank during the remaining term of the Agreement; and (ii) all benefits, including health insurance, that would have been paid to the Executive in accordance with Section 3(c) if the Executive had continued his employment with the Bank during the remaining term of the Agreement; provided, however, that any payments pursuant to this subsection and subsection 4(c)

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below, shall not, in the aggregate, exceed three times the Executive's "average annual compensation" (as defined in Section 5(c)) for the five most recent taxable years that the Executive has been employed by the Bank or such lesser number of years in the event that the Executive shall have been employed by the Bank for less than five years. In the event the Bank is not in compliance with its minimum capital requirements or if such payments pursuant to this subsection
(b) would cause the Bank's capital to be reduced below its minimum regulatory capital requirements, such payments shall be deferred until such time as the Bank or successor thereto is in capital compliance. At the election of the Executive, which election is to be made prior to an Event of Termination, such payments shall be made in a lump sum as of the Executive's Date of Termination. In the event that no election is made, payment to the Executive will be made on a monthly basis in approximately equal installments during the remaining term of the Agreement.

     (c) Upon the occurrence of an Event of Termination, the Bank will cause to be continued life, medical, dental and disability coverage substantially identical to the coverage maintained by the Bank or the Holding Company for the Executive prior to his termination at no premium cost to the Executive, except to the extent such coverage may be changed in its application to all Bank or Holding Company employees. Such coverage shall cease upon the third anniversary of the Event of Termination, unless otherwise provided for in a separate agreement entered into by the Executive and the Bank or the Holding Company.

5.   CHANGE IN CONTROL.

     (a) For purposes of this Agreement, a "Change in Control" of the Bank or Holding Company shall mean an event of a nature that: (i) would be required to be reported in response to Item 1 of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); or (ii) results in a Change in Control of the Bank or the Holding Company within the meaning of the Home Owners' Loan Act of 1933, as amended, the Federal Deposit Insurance Act or the Rules and Regulations promulgated by the Office of Thrift Supervision ("OTS") (or its predecessor agency), as in effect on the date hereof (provided, that in applying the definition of change in control as set forth under the rules and regulations of the OTS, the Board shall substitute its judgment for that of the OTS); or (iii) without limitation such a Change in Control shall be deemed to have occurred at such time as (A) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of voting securities of the Bank or the Holding Company representing 25% or more of the Bank's or the Holding Company's outstanding voting securities or right to acquire such securities except for any voting securities of the Bank purchased by the Holding Company and any voting securities purchased by any employee benefit plan of the Bank or the Holding Company, or (B) individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Holding Company's stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (B), considered as though he were a member of the Incumbent

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Board, or (C) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Holding Company or similar transaction occurs in which the Bank or Holding Company is not the resulting entity; provided, however, that such an event listed above will be deemed to have occurred or to have been effectuated upon the receipt of all required regulatory approvals not including the lapse of any statutory waiting periods.

     (b) If a Change in Control has occurred pursuant to Section 5(a) or the Board has determined that a Change in Control has occurred, the Executive shall be entitled to the benefits provided in paragraphs (c), and (d) of this Section 5 upon his subsequent termination of employment at any time during the term of this Agreement due to: (1) the Executive's dismissal or (2) the Executive's voluntary resignation following any demotion, loss of title, office or significant authority or responsibility, material reduction in annual compensation or benefits or relocation of his principal place of employment by more than 25 miles from its location immediately prior to the Change in Control, unless such termination is because of his death or termination for Cause.

     (c) Upon the Executive's entitlement to benefits pursuant to Section 5(b), the Bank shall pay the Executive, or in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, a sum equal to the greater of: (1) the Base Salary and bonuses in accordance with Sections 3(a) and 3(b), respectively, and all benefits, including health insurance in accordance with Section 3(c), that would have been paid to the Executive for the remaining term of this Agreement had the event described in subsection (b) of this Section 5 not occurred; or (2) three (3) times the Executive's "average annual compensation" for the five (5) most recent taxable years that the Executive has been employed by the Bank or such lesser number of years in the event that the Executive shall have been employed by the Bank for less than five
(5) years. Such "average annual compensation" shall include Base Salary, commissions, bonuses, contributions on the Executive's behalf to any pension and/or profit sharing plan, severance payments, retirement payments, directors or committee fees, fringe benefits paid or to be paid to the Executive in any such year, and payment of expense items without accountability or business purpose or that do not meet the IRS requirements for deductibility by the Institution; provided however, that any payment under this provision and subsection 5(d) below shall not exceed three (3) times the Executive's average annual compensation. In the event the Bank is not in compliance with its minimum capital requirements or if such payments would cause the Bank's capital to be reduced below its minimum regulatory capital requirements, such payments shall be deferred until such time as the Bank or successor thereto is in capital compliance. At the election of the Executive, which election is to be made prior to a Change in Control, such payment shall be made in a lump sum as of the Executive's Date of Termination. In the event that no election is made, payment to the Executive will be made in approximately equal installments on a monthly basis over a period of thirty-six (36) months following the Executive's termination. Such payments shall not be reduced in the event the Executive obtains other employment following termination of employment.

     (d) Upon the Executive's entitlement to benefits pursuant to Section 5(b), the Bank will cause to be continued life, medical, dental and disability coverage substantially identical to the coverage maintained by the Bank for the Executive prior to his severance at no premium cost to the Executive, except to the extent that such coverage may be changed in its application for all Bank

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employees on a non-discriminatory basis.  Such coverage and payments shall cease upon the expiration of twenty-four (24) months following the Date of Termination.

6.   CHANGE OF CONTROL RELATED PROVISIONS.

     Notwithstanding the provisions of Section 5, in no event shall the aggregate payments or benefits to be made or afforded to the Executive under said paragraphs (the "Termination Benefits") constitute an "excess parachute payment" under Section 280G of the Code or any successor thereto, and in order to avoid such a result, Termination Benefits will be reduced, if necessary, to an amount (the "Non-Triggering Amount"), the value of which is one dollar ($1.00) less than an amount equal to three (3) times the Executive's "base amount", as determined in accordance with said Section 280G. The allocation of the reduction required hereby among the Termination Benefits provided by Section 5 shall be determined by the Executive.

7.   TERMINATION FOR CAUSE OR IN THE EVENT OF DEATH OR DISABILITY.

     (a) The term "Termination for Cause" shall mean termination because of the Executive's personal dishonesty, incompetence, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order or material
breach of any provision of this Agreement.   Notwithstanding the foregoing, the
Executive shall not be deemed to have been Terminated for Cause unless and until there shall have been delivered to him a Notice of Termination which shall include a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the members of the Board at a meeting of the Board called and held for that purpose (after reasonable notice to the Executive and an opportunity for him, together with counsel, to be heard before the Board), finding that in the good faith opinion of the Board, the Executive's conduct justified a finding of Termination for Cause and specifying the particulars thereof in detail. The Executive shall not have the right to receive compensation or other benefits for any period after Termination for Cause. During the period beginning on the date of the Notice of Termination for Cause pursuant to Section 8 hereof through the Date of Termination for Cause, stock options and related limited rights granted to the Executive under any stock option plan shall not be exercisable, nor shall any unvested awards granted to the Executive under any stock benefit plan of the Bank, the Holding Company or any subsidiary or affiliate thereof, vest. At the Date of Termination for Cause, such stock options and related limited rights and such unvested awards shall become null and void and shall not be exercisable by or delivered to the Executive at any time subsequent to such Termination for Cause.

     (b) The Executive's employment shall terminate automatically upon the Executive's death during the term of this Agreement. If the Bank determines in good faith that the "Disability" (as defined below) of the Executive has occurred, it may give to the Executive written notice in accordance with Section 8 of its intention to terminate this Agreement. In such event, the Executive's employment with the Bank shall terminate effective on the 30/th/ day after receipt of the notice by the Executive, provided that, within 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement,

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"Disability" means a condition, resulting from bodily injury or disease or mental impairment that renders, and for a six consecutive month period has rendered, the Executive unable to perform his duties under this Agreement. Disability shall be determined by a physician or group of physicians selected by the Bank or its insurance carriers and acceptable to the Executive or the Executive's legal representative. If the employment of the Executive under this Agreement shall terminate because of death or Disability, the Bank shall pay to the Executive or the Executive's estate or representative, as the case may be, the Base Salary and discretionary bonus for the fiscal year in which the termination occurs, prorated for the number of weeks during which the Executive was employed by the Bank during such fiscal year. In addition, the Executive or his designated beneficiary, as the case may be, shall receive such amounts as are provided for in the disability policy or life insurance policy provided by the Bank for the benefit of the Executive; provided, further, that the Executive shall be provided with coverage under a disability policy that will provide him with payments that would have at least equaled those made under this Agreement for the term of the Agreement had the Executive not incurred a Disability.

8.   NOTICE.

     (a) Any purported termination by the Bank or by the Executive shall be communicated by Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

     (b) "Date of Termination" shall mean the date specified in the Notice of Termination (which, in the case of a Termination for Cause, shall not be less than thirty days from the date such Notice of Termination is given).

     (c) If, within thirty (30) days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding arbitration award, or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected) and provided further that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence. Notwithstanding the pendency of any such dispute, in the event the Executive is terminated for reasons other than Termination for Cause the Bank will continue to pay the Executive his Base Salary in effect when the notice giving rise to the dispute was given until the earlier of: (1) the resolution of the dispute in accordance with this Agreement; or (2) the expiration of the remaining term of this Agreement as determined as of the Date of Termination. Amounts paid under this Section are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement.

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9.   POST-TERMINATION OBLIGATIONS.

     (a) All payments and benefits to the Executive under this Agreement shall be subject to the Executive's compliance with this Section 9 for one (1) full year after the earlier of the expiration of this Agreement or termination of the Executive's employment with the Bank. The Executive shall, upon reasonable notice, furnish such information and assistance to the Bank as may reasonably be required by the Bank in connection with any litigation in which it or any of its subsidiaries or affiliates is, or may become, a party.

     (b) The Executive shall not be required to mitigate the amount of any salary or other payment or benefit provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Agreement be reduced by any compensation earned by the Executive as the result of employment by another employer, by retirement benefits after the date of termination or otherwise.

10.  NON-COMPETITION AND NON-DISCLOSURE.

     (a) Upon any termination of the Executive's employment hereunder pursuant to Section 4 hereof, the Executive agrees not to compete with the Bank for a period of one (1) year following such termination in any city, town or county in which the Executive's normal business office is located and the Bank has an office or has filed an application for regulatory approval to establish an office, determined as of the effective date of such termination, except as agreed to pursuant to a resolution duly adopted by the Board. The Executive agrees that during such period and within said cities, towns and counties, the Executive shall not work for or advise, consult or otherwise serve with, directly or indirectly, any entity whose business materially competes with the depository, lending or other business activities of the Bank. The parties hereto, recognizing that irreparable injury will result to the Bank, its business and property in the event of the Executive's breach of this Subsection 10(a) agree that in the event of any such breach by the Executive, the Bank will be entitled, in addition to any other remedies and damages available, to an injunction to restrain the violation hereof by the Executive, the Executive's partners, agents, servants, employees and all persons acting for or under the direction of the Executive. Nothing herein will be construed as prohibiting the Bank from pursuing any other remedies available to the Bank for such breach or threatened breach, including the recovery of damages from the Executive.

     (b) The Executive recognizes and acknowledges that the knowledge of the business activities and plans for business activities of the Bank and affiliates thereof, as it may exist from time to time, is a valuable, special and unique asset of the business of the Bank. The Executive will not, during or after the term of his employment, disclose any knowledge of the past, present, planned or considered business activities of the Bank or affiliates thereof to any person, firm, corporation, or other entity for any reason or purpose whatsoever. Notwithstanding the foregoing, the Executive may disclose any knowledge of banking, financial and/or economic principles, concepts or ideas which are not solely and exclusively derived from the business plans and activities of the Bank. Further, the Executive may disclose information regarding the business activities of the Bank to the OTS and the Federal Deposit Insurance Corporation ("FDIC") pursuant to a formal regulatory

                                      -8-
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request. In the event of a breach or threatened breach by the Executive of the provisions of this Section, the Bank will be entitled to an injunction restraining the Executive from disclosing, in whole or in part, the knowledge of the past, present, planned or considered business activities of the Bank or affiliates thereof, or from rendering any services to any person, firm, corporation, other entity to whom such knowledge, in whole or in part, has been disclosed or is threatened to be disclosed. Nothing herein will be construed as prohibiting the Bank from pursuing any other remedies available to the Bank for such breach or threatened breach, including the recovery of damages from the Executive.

11.  SOURCE OF PAYMENTS.

     (a) All payments provided in this Agreement shall be timely paid in cash or check from the general funds of the Bank. The Holding Company, however, unconditionally guarantees payment and provision of all amounts and benefits due hereunder to the Executive and, if such amounts and benefits due from the Bank are not timely paid or provided by the Bank, such amounts and benefits shall be paid or provided by the Holding Company.

     (b) Notwithstanding any provision herein to the contrary, to the extent that payments and benefits, as provided by this Agreement, are paid to or received by the Executive under the Employment Agreement dated _____________, 1998, between the Executive and the Holding Company, such compensation payments and benefits paid by the Holding Company will be subtracted from any amounts due simultaneously to the Executive under similar provisions of this Agreement. Payments pursuant to this Agreement and the Holding Company Agreement shall be allocated in proportion to the services rendered and time expended on such activities by the Executive as determined by the Holding Company and the Bank on a quarterly basis.

12.  EFFECT ON PRIOR AGREEMENTS AND EXISTING BENEFITS PLANS.

     This Agreement contains the entire understanding between the parties hereto and supersedes any prior employment agreement between the Bank or any predecessor of the Bank and the Executive, except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to the Executive of a kind elsewhere provided. No provision of this Agreement shall be interpreted to mean that the Executive is subject to receiving fewer benefits than those available to him without reference to this Agreement.

13.  NO ATTACHMENT.

     (a) Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect any such action shall be null, void, and of no effect.

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     (b) This Agreement shall be binding upon, and inure to the benefit of, the
Executive and the Bank and their respective successors and assigns.

14.  MODIFICATION AND WAIVER.

     (a) This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

     (b) No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future as to any act other than that specifically waived.

15.  REQUIRED PROVISIONS.

     (a) The Bank may terminate the Executive's employment at any time, but any termination by the Bank, other than Termination for Cause, shall not prejudice the Executive's right to compensation or other benefits under this Agreement. The Executive shall not have the right to receive compensation or other benefits for any period after Termination for Cause as defined in Section 7 herein above.

     (b) If the Executive is suspended from office and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under
Section 8(e)(3) or 8(g)(1) of the Federal Deposit Insurance Act, 12 U.S.C.
(S)1818(e)(3) or (g)(1); the Bank 's obligations under this contract shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion: (i) pay the Executive all or part of the compensation withheld while their contract obligations were suspended; and (ii) reinstate (in whole or in part) any of the obligations which were suspended.

     (c) If the Executive is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under
Section 8(e)(4) or 8(g)(1) of the Federal Deposit Insurance Act, 12 U.S.C.
(S)1818(e)(4) or (g)(1), all obligations of the Bank under this contract shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

     (d) If the Bank is in default as defined in Section 3(x)(1) of the Federal Deposit Insurance Act, 12 U.S.C. (S)1813(x)(1) all obligations of the Bank under this contract shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the contracting parties.

     (e) All obligations of the Bank under this contract shall be terminated, except to the extent determined that continuation of the contract is necessary for the continued operation of the institution: (i) by the Director of the OTS (or his designee), the FDIC or the Resolution Trust

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Corporation, at the time the FDIC enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of the Federal Deposit Insurance Act, 12 U.S.C. (S)1823(c); or (ii) by the Director of the OTS (or his designee) at the time the Director (or his designee) approves a supervisory merger to resolve problems related to the operations of the Bank or when the Bank is determined by the Director to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

     (f) Any payments made to the Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon compliance with 12 U.S.C.
(S)1828(k) and 12 C.F.R. (S)545.121 and any rules and regulations promulgated thereunder.

16.  REINSTATEMENT OF BENEFITS UNDER SECTION 15(b).

     In the event the Executive is suspended and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice described in
Section 15(b) hereof (the "Notice") during the term of this Agreement and a Change in Control, as defined herein, occurs, the Bank will assume its obligation to pay and the Executive will be entitled to receive all of the termination benefits provided for under Section 5 of this Agreement upon the Bank's receipt of a dismissal of charges in the Notice.

17.  SEVERABILITY.

     If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and part thereof shall to the full extent consistent with law continue in full force and effect.

18.  HEADINGS FOR REFERENCE ONLY.

     The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

19.  GOVERNING LAW.

     The validity, interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Nebraska, but only to the extent not superseded by federal law.

20.  ARBITRATION.

     Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators sitting in a location selected by the Executive within fifty (50) miles from the location of the Bank, in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that the Executive shall be entitled to seek specific performance of his right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement, other than in the case of a Termination for Cause.

     In the event any dispute or controversy arising under or in connection with the Executive's termination is resolved in favor of the Executive, whether by judgment, arbitration or settlement, the Executive shall be entitled to the payment of all back-pay, including salary, bonuses and any other cash compensation, fringe benefits and any compensation and benefits due the Executive under this Agreement.

21.  PAYMENT OF COSTS AND LEGAL FEES.

     All reasonable costs and legal fees paid or incurred by the Executive pursuant to any dispute or question of interpretation relating to this Agreement shall be paid or reimbursed by the Bank if the Executive is successful on the merits pursuant to a legal judgment, arbitration or settlement.

22.  INDEMNIFICATION.

     (a) The Bank shall provide the Executive (including his heirs, executors and administrators) with coverage under a standard directors' and officers' liability insurance policy at its expense, and shall indemnify the Executive (and his heirs, executors and administrators) to the fullest extent permitted under Nebraska law against all expenses and liabilities reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his having been a director or officer of the Bank (whether or not he continues to be a director or officer at the time of incurring such expenses or liabilities), such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements.

23.  SUCCESSOR TO THE BANK.

     The Bank shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Bank or the Holding Company, expressly and unconditionally to assume and agree to perform the Bank's obligations under this Agreement, in the same manner and to the same extent that the Bank would be required to perform if no such succession or assignment had taken place.

                                   SIGNATURES


     IN WITNESS WHEREOF, First Federal Lincoln Bank and first Lincoln Bancshares Inc. have caused this Agreement to be executed and their seals to be affixed hereunto by their duly authorized officers and directors, and the Executive has signed this Agreement, on the _____ day of _________, 1998.


ATTEST:                                   FIRST FEDERAL LINCOLN BANK




______________________________            By: ______________________________
Patricia A. Young                             LaVern F. Roschewski
Secretary                                     For the Entire Board of Directors


     [SEAL]


ATTEST:                                   FIRST LINCOLN BANCSHARES INC.

                                                (Guarantor)



_______________________________           By: _______________________________
Patricia A. Young                             LaVern F. Roschewski
Secretary                                     For the Entire Board of Directors


     [SEAL]


WITNESS:



________________________________              _________________________________
                                              Eugene B. Witkowicz
                                              Executive